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                                                    EXHIBIT NO. EX-99.h.4.ii.cc

                        DIMENSIONAL INVESTMENT GROUP INC.

                AAM/DFA TWO-YEAR CORPORATE FIXED INCOME PORTFOLIO

                         CLIENT SERVICE AGENT AGREEMENT
                             AMENDMENT NUMBER THREE

     THIS AMENDMENT is made this ____ day of March, 2002, by and between DIMENSIONAL INVESTMENT GROUP INC., a Maryland corporation (the "Fund"), on behalf of the AAM/DFA Two-Year Corporate Fixed Income Portfolio (the "Portfolio"), a separate series of the Fund, and ASSANTE ASSET MANAGEMENT INC., a California corporation ("AAM"), as the successor to Reinhardt, Werba, Bowen, Inc., a California corporation, d/b/a Reinhardt Werba Bowen Advisory Services.

                              W I T N E S S E T H:

     WHEREAS, the Fund and the Portfolio have previously entered into the Client Service Agent Agreement, dated March 13, 1996, as amended ("Client Service Agreement"), pursuant to which AAM has agreed to serve as the client service agent to the Portfolio and to perform various services for the Portfolio, as described in the Client Service Agreement; and

     WHEREAS, management has informed the Fund that the Portfolio desires to change its name;

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is hereby agreed as follows:

     1. The name of the Portfolio shall be changed from "AAM/DFA Two-Year Corporate Fixed Income Portfolio" to "AAM/DFA Two-Year Fixed Income Portfolio," and any reference to the prior name of the Portfolio shall be replaced with the new name of the Portfolio.

     2. No other provisions of the Client Service Agreement are in any way modified by this Amendment, and all other provisions of the Client Service Agreement remain in full force and effect.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     4. The effective date of this Amendment shall be March 31, 2002.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on this ____ day of March, 2002.

DIMENSIONAL INVESTMENT                     ASSANTE ASSET MANAGEMENT
GROUP INC.                                 INC.

By:__________________________              By:__________________________
     Catherine L. Newell                   Name:________________________
     Vice President                        Title:_________________________
     and Secretary